UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

PLUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34375 (Commission File Number)	33-0827593 (IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756 (Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

As previously disclosed, on September 24, 2019, Plus Therapeutics, Inc. (the “Company”) issued certain Series U warrants to purchase shares of the Company’s common stock (the “Series U Warrants”).

On April 17, 2020 and April 21, 2020, the Company entered into agreements (the “Warrant Amendments”) with certain holders of the Series U Warrants (the “Amending Warrant Holders”) to amend the terms of the Amending Warrant Holders’ Series U Warrants to, among other things, (i) limit the Company’s obligation to make cash payments to the Amending Warrant Holders upon certain fundamental transactions and (ii) establish an exercise price of $2.25.

The foregoing summary of the Warrant Amendments is qualified in its entirety by reference to the complete text of such documents, a form of which is filed as Exhibit 4.1 attached hereto and which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the Warrant Amendments described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
4.1	Form of Warrant Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Office